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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Yadkin Valley Financial Corporation:

        We consent to the use of our reports dated March 31, 2008, with respect to the consolidated financial statements of Yadkin Valley Financial Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina
December 22, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm